Exhibit 5.1

Our Ref:	JMW/KAT/1045060/0008/J11485576v2	47 Esplanade
St Helier
Jersey
JE1 0BD
Janus Henderson Group plc 47 Esplanade St Helier Jersey JE1 0BD		Channel Islands T +44(0) 1534 888900 F +44(0) 1534 887744 E info@careyolsen.com

Dear Sirs		30 May 2017

Janus Henderson Group plc (the “Company”): registration of ordinary shares under the U.S. Securities Act of 1933, as amended (the “Securities Act”)

1.                                      BACKGROUND

We have acted as Jersey legal advisers to the Company in connection with the registration statement on Form S-8 dated May 30, 2017 (the “Form S-8”) relating to (i) the Janus 401(k) and Employee Stock Ownership Plan, Amended and Restated Janus Capital Group Inc. 2010 Long-Term Incentive Stock Plan, Janus Capital Group Inc. 2012 Employment Inducement Award Plan, Janus Capital Group Inc. Amended and Restated 2005 Long-Term Incentive Stock Plan and Janus Capital Group Inc. Employee Stock Purchase Plan (collectively, as may be amended from time to time, the “Janus Plans”), which were assumed by the Company  as a result of the consummation on May 30, 2017, of the transactions contemplated by the Agreement and Plan of Merger, dated as of October 3, 2016, by and among the Company (then known as Henderson Group plc), Janus Capital Group Inc. and Horizon Orbit Corp.; and (ii) the Henderson Group plc Restricted Share Plan, Henderson Group plc Long-Term Incentive Plan, Henderson Group plc Deferred Equity Plan, Henderson Group plc International Buy As You Earn Plan, Henderson Group plc Company Share Option Plan, Henderson Executive Shared Ownership Plan, Henderson Group plc Sharesave Scheme, Henderson Group plc US ESPP (as amended) and Henderson Group Plc Buy As You Earn Plan (collectively, as may be amended from time to time together, the “Henderson Plans” and, together with the Janus Plans the “Plans” and each a “Plan”).

2.                                      DOCUMENTS EXAMINED

2.1                               For the purposes of this opinion we have examined and relied upon copies of the following documents:

PARTNERS:

K Andrews  G Coltman  K Dixon  J Garrood  P German  W Grace  N Journeaux  J Kelleher  A Kistler  S Marks

P Matthams  R Milner  J Mulholland  D O'Connor  A Ohlsson  M Pallot  C Philpott  S Riley  A Saunders  R Smith  J Willmott

CONSULTANT: N Crocker

2.1.1                       the Form S-8 in the form in which it is to be filed with the U.S. Securities and Exchange Commission;

2.1.1                       the public records of the Company available for inspection on the web-site of the Registrar of Companies in Jersey (the “Registrar of Companies”) on the date of this Opinion, at the time we carried out such inspection (the “Public Records”);

2.1.2                       a copy of the certificate of incorporation of the Company; and

2.1.3                       the memorandum and articles of association of the Company in force as at the date of this opinion.

2.2                               For the purposes of this opinion, we have not:

2.2.1                       examined the Plans or any other document relating to any Plan (including, without limitation, any document incorporated by reference in, or otherwise referred to in, the Form S-8); or

2.2.2                       undertaken any exercise that is not described in this opinion.

2.3                               In this opinion:

2.3.1                       “Options” means any options, awards or other rights to acquire shares granted under a Plan to a Participant (as defined below);

2.3.2                       “non-assessable” means, in relation to any Plan Shares (as defined below), that no further sum shall be payable by a holder of those Plan Shares in respect of the issue price of those Plan Shares pursuant to any Options made under a Plan;

2.3.3                       “Participants” the persons granted any Options under a Plan (each such person being an “Participant”); and

2.3.4                       “Plan Shares” means ordinary shares of par value $1.50 in the capital of the Company which may be issued or transferred to a Participant pursuant to, or in connection with, an Option made or to be made under a Plan.

2.4                               In this opinion, headings are for convenience only and do not affect its interpretation.

3.                                      ASSUMPTIONS

3.1                               In giving this opinion, we have assumed:

3.1.1                       that each Plan intends to facilitate or to encourage the holding of shares in the Company by or for the benefit of individuals listed in Article 3(c) of the Companies (General Provisions) (Jersey) Order 2002, as amended;

3.1.2                       that any Options granted under a Plan are granted to or for the benefit of individuals listed in paragraph 6 (1) of the Control of Borrowing (Jersey) Order1958, as amended;

3.1.3                       that each Plan has been, and will at all times be, operated in accordance with its terms;

3.1.4                       that the Company’s board of directors (or a duly authorised committee or such persons as a duly authorised committee may appoint in accordance with the terms of a Plan):

(a)                       will duly authorise and grant all Options relating to Plan Shares to be granted; and

(b)                       will resolve to satisfy all Options relating to Plan Shares to be granted by the Company in a manner consistent with their fiduciary duties and in accordance with the terms of the relevant Plan and the Company’s articles of association;

3.1.5                       that any Plan Shares in issue which may be transferred to a Participant under a Plan in settlement of an Option have been validly issued and are credited as fully paid;

3.1.6                       that a meeting of the Company’s board of directors (or a duly authorised committee thereof) has been, or will be, duly convened and held at which it was, or will be, resolved to allot and issue, or (where applicable) approve the transfer of, the Plan Shares to the relevant Participant;

3.1.7                       that no allotment and issue of Plan Shares will result in any limit on the number of shares the Company is permitted to issue pursuant to its memorandum of association being exceeded (it being noted that, as at the date of this Opinion, the memorandum of association of the Company permits it to issue an unlimited number of shares);

3.1.8                       that all Plan Shares have been, or will be, duly allotted and issued and (where applicable) transferred, in accordance with the Company’s articles of association;

3.1.9                       the authenticity, accuracy, completeness and conformity to original documents of all documents and certificates examined by us;

3.1.10                that each party has or had at the relevant time the necessary capacity, power, authority and intention and has or had at the relevant time obtained all necessary agreements, consents, licences or qualifications (whether as a matter of any law or regulation applicable to it or any contractual or other obligation binding upon it) to enter into the documents to which it is a party and that each such party has duly authorised, executed and delivered those documents and that those documents have been duly dated;

3.1.11                that where we have examined drafts, the drafts as executed does not differ in any material respect from the drafts that we have examined;

3.1.12                the genuineness and authenticity of all signatures, initials, stamps and seals on all documents and the completeness and conformity to original documents of all copies examined by us;

3.1.13                that there is no provision of the law or regulation of any jurisdiction other than Jersey that would have any adverse implication in relation to the opinions expressed in this Opinion;

3.1.14                that all documents or information required to be filed or registered by or in relation to the Company with the Registrar of Companies have been so filed or registered and appear on the Public Records and are accurate and complete; and

3.1.15                that each of the above assumptions is accurate at the date of this Opinion, and has been and will be accurate at all other relevant times.

3.2                               We have not independently verified the above assumptions.

4.                                      OPINION

4.1                               As a matter of Jersey law and based on, and subject to, the assumptions, limitations and qualification set out in this opinion, we are of the opinion that:

4.1.1                       in relation to any Plan Shares to be allotted and issued to a Participant under a Plan in settlement of an Option, upon the:

(a)                       receipt in full by the Company of all amounts payable by the Participant under a Plan in respect of such Option and/or such Plan Shares; and

(b)                       entry of the name of the Participant as the holder of those Plan Shares in the Company’s register of members,

those Plan Shares will be validly issued, fully paid and non-assessable; and

4.1.2                       in relation to any Plan Shares to be transferred to a Participant under a Plan in settlement of an Option, upon the:

(a)                       receipt in full by the Company of all amounts payable by the Participant under a Plan in respect of such Option and/or such Plan Shares; and

(b)                       entry of the name of the Participant as the holder of those Plan Shares in the Company’s register of members,

the Participant will be the legal owner of those Plan Shares and those Plan Shares will be non-assessable.

5.                                      QUALIFICATION

Our opinion is subject to any matter of fact not disclosed to us.

6.                                      JERSEY LAW

This opinion is limited to matters of, and is interpreted in accordance with, Jersey law as at the date of this opinion. We express no opinion with respect to the laws of any other jurisdiction. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may come to our attention or any changes in law which may occur, after the date of this opinion.

7.                                      BENEFIT OF OPINION

7.1                               This opinion is only addressed to, and for the benefit of, the Company. It is given solely in connection with the issue and transfer of Plan Shares pursuant to a Plan. Save as set out in paragraph 7.2 below, this opinion may not, without our prior written consent, be transmitted or disclosed to any other person (including, without limitation, any Participant) or be relied upon for any other purpose whatsoever.

7.2                               We consent to the disclosure of this opinion as an exhibit to the Form S-8 and its filing with the US Securities and Exchange Commission. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours faithfully

/s/ Carey Olsen

Carey Olsen